Exhibit 99

Joint Filer Information

Name:               Lawrence I. Schneider

Address:          c/o US Energy Systems, Inc.
                         One North Lexington Avenue
                         White Plains, New York 10601

Designated Filer:                Lawrence I. Schneider

Issuer & Ticker Symbol:               U.S. Energy Systems, Inc. (USEY)

Date of Event
Requiring Statement:     7/27/05

Signature:         /s/ Lawrence I. Schneider
                         Lawrence I. Schneider

Name:               Energy Systems Investors, LLC

Address:           c/o Henry N. Schneider
                         530 Park Avenue
                         New York, New York 10021

Designated Filer:               Henry N. Schneider

Issuer & Ticker Symbol:               U.S. Energy Systems, Inc. (USEY)

Date of Event
Requiring Statement:               7/27/05 - See Note 1 to Form 4

Signature:         /s/ Henry N. Schneider
                         Henry N. Schneider, as Member of Energy Systems
                         Investors II, LLC, the Manager of
                         Energy Systems Investors, LLC

Name:               Energy Systems Investors II, LLC

Address:           c/o Henry N. Schneider
                         530 Park Avenue
                         New York, New York 10021

Designated Filer:               Henry N. Schneider

Issuer & Ticker Symbol:               U.S. Energy Systems, Inc. (USEY)

Date of Event
Requiring Statement:               7/27/05 - See Note 1 to Form 4

Signature:           By: /s/ Henry N. Schneider
                                   Henry N. Schneider, as Member of Energy Systems Investors II, LLC,